UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 28, 2007

CAPITAL RESOURCE FUNDING, INC.
(Exact name of registrant as specified in its charter)

North Carolina	333-118259	54-2142880
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

1 HUTAN STREET, ZHONGSHAN DISTRICT
DALIAN, P. R. CHINA
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

N/A
(Zip Code)

(86411) 8289-7752
Registrant's telephone number, including area code

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets;
Item 3.02	Unregistered Sale of Equity Securities;
Item 5.01	Change in Control of Registrant; and
Item 5.06	Change in Shell Company Status.

        On February 28, 2007 (the “Closing Date”), Capital Resource Funding, Inc. (referred to herein as “we,” “us,” or “our”) completed a share exchange (the “Exchange”) pursuant to a Plan of Exchange, dated September 6, 2006 (the “Agreement”), by and among us, Da Lian Xin Yang High-Tech Development Co. Ltd., a corporation organized and existing under the laws of the Peoples' Republic of China (“DLX”), the shareholders of Sun Group (the “DLX Shareholders”) and David Koran, a former controlling shareholder and our former Chief Executive Officer and Director (“Mr. Koran”). Under the Agreement, (1) Mr. Wang Bin received 9,500,000 shares of our common stock from Mr. Koran for $600,000 in cash, paid for by DLX, and (2) the DLX Shareholders received 30,000,000 shares of our newly issued common stock in exchange for a 70% ownership interest in DLX. As a result, we underwent a change in control, whereby the DLX Shareholders now own an aggregate of 39,500,000 shares, representing 93% of our common stock issued and outstanding. The Exchange is intended to constitute a tax-free reorganization pursuant to the provisions of Sections 354 and 368(a)(1)(B) of the Internal Revenue Code of 1986.

        Under the Agreement, the Exchange closed upon the fulfillment of the certain conditions set forth therein, which includes, but is not exclusive of, the following: (1) the approval of our board of directors and shareholders and those of Sun Group, (2) each party furnished corporate and financial information sufficient for the other to conduct a reasonable due diligence review, (3) the rights of our dissenting shareholders and those of Sun Group, if any, have been or within a reasonable time will be satisfied, (4) receipt by each party of certain officer's certifications, (5) Mr. Koran's delivery into escrow of the 9,500,000 shares, (6) our delivery into escrow of 30,000,000 shares for the benefit of Sun Group Shareholders, (7) the grant to Sun Group of a two (2) year option for the subscription and purchase of the additional 10,000,000 new shares in exchange for RMB 31,800,000 (8) our absence of material liabilities as defined by U.S. Generally Accepted Accounting Principles, and (9) the delivery into escrow of restricted and non-transferable stock certificates pursuant to a lock-up agreement, including 250,000 shares belonging to Mr. Koran, 200,000 shares belonging to Laura Koran and 200,000 shares belonging to Richard Koran.

        Also, under the Agreement, Mr. Koran retained 500,000 shares of our common stock as an investment, of which 250,000 shares are restricted and non-transferable pursuant to a lock-up agreement, for twelve months after the Closing Date, in addition, Laura Koran (our former Chief Financial Officer and a former director) and Richard Koran (a former director) have also agreed, pursuant to a lock-up agreement, that each of their 200,000 shares of our common stock will be restricted and non-transferable shares for a period of twelve months after the Closing Date.

        Pursuant to the Agreement, on September 29, 2006, Mr. Koran, who was our Chief Executive Officer and a Director, resigned from his positions. In addition, Laura Koran, who was our Chief Financial Officer and a Director, Richard Koran, who was a Director of the Company, and Steve Moore, who was our Vice President and a Director, also resigned from their positions. To replace Mr. Koran, our Board of Directors appointed Mr. Wang, Bin as our President and Chief Executive Officer and he was also appointed as a Director. The Board also appointed Ms. Feng Gui Mei as Vice President and Director (who was later replaced by Mr. Wang Yu Long on October 30, 2006), Ms. Liu Ming Fen as Chief Financial Officer, and Ms. Li Zhi and Ms. Wang Jiao as Directors. As a result, there was change in the composition of a majority of our Board. We filed an Information Statement complying with Rule 14f-1 under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission (“SEC”) on October 2, 2006. The Information Statement describes the change in a majority of our Board of Directors (the “Board”) and management that occurred in connection with the change of control described in this Report.

        We also filed audited financial statements of DLX as of December 31, 2005 and 2004 and the accompanying accountant's reports, and unaudited financial statements for the 8 months ended August 31, 2006 in a Current Report on Form 8-K, filed with the SEC on November 28, 2006. The Agreement was filed as an exhibit to a Current Report on Form 8-K, filed with the SEC on October 2, 2006.

        We had 43,422,971 shares of common stock, par value $.00000005 per share, issued and outstanding as of the Closing Date. Our common stock trades on the Over-The-Counter Bulletin Board under the symbol “CRFU.”

        Prior to the Closing, we were a shell company, other than a business combination related shell company, as that term is defined in Rule 12b-2 under the Exchange Act. Upon completion of the Exchange with the DLX Shareholders, we cease to be a shell company. As of the Closing Date, the business of DLX constitutes our only ongoing operations. The following provides disclosure regarding us and Sun Group, our new operating subsidiary.

DESCRIPTION OF BUSINESS

History

        We were incorporated in North Carolina on February 2, 2004 to engage in the business of commercial finance brokerage and consulting. Prior to the Exchange, we were engaged in the commercial finance brokerage and consulting business.

        DLX was registered as a limited liability company in the People's Republic of China on August 16, 2000 with its principal place of business in Dalian City, Liaoning Province, the People's Republic of China. Its initial registered capital was Renminbi Yuan (“RMB”) 5,500,000 (equivalent to US$665,037), contributed by Sun Group High Technology Development Co., Ltd, a limited liability company registered in Dalian City, Liaoning Province, the People's Republic of China, and Mr. Li Zhi, a citizen of the People's Republic of China. Prior to April 2006, DLX's principal activity was acting as a research center to develop technologically feasible nanometers to be used in lithium batteries and generated no revenue. It was considered as a development stage company. In April 2006, DLX began production and sales of cobaltosic oxide which is used as the anode of high capacity lithium ion rechargeable batteries. Sales are made primarily to battery manufacturers. Currently, all of DLX's operations and customers are located in China.

        On July 6, 2005, $13,126,609 (RMB100,500,000) in capital was contributed by its two existing investors and one new investor, Ms. Wang Jiao, in the forms of cash and property that included the production facilities located in Dalian City. On May 10, 2006, these three shareholders transferred all of their ownership interests in DLX to Ms Feng Guimei, Mr. Li Gang and Mr. Kan Yang who are all citizens of the PRC.

        On February 28, 2007, we completed the Exchange pursuant to the Plan of Exchange, by and among us, DLX, the DLX Shareholders, and David Koran. Under the Agreement, the DLX Shareholders received (1) Mr. Wang Bin received 9,500,000 shares of our common stock from Mr. Koran for $600,000 in cash, paid for by DLX and (2) the DLX Shareholders received 30,000,000 shares of our newly issued common stock in exchange for a 70% ownership interest in DLX. As a result, we underwent a change in control, whereby the DLX Shareholders now own an aggregate of 39,500,000 shares, representing 93% of our common stock issued and outstanding.

Business

        DLX is a large producer of cobaltosic oxide and lithium cobalt oxide, both anode materials for lithium ion batteries. According to the China Battery Industry Association, which conducts research of and puts forth reports on the battery industry, we have the second largest cobalt series production capacity in China. This sizeable production capacity will allow DLX to help meet the growing demand for anode materials as the demand for lithium batteries increases. Lithium batteries are becoming widely used due to its power capacity, long service life, and compatibility with carbon cathode materials, necessary for battery circuitry. The expected growth of the lithium ion battery industry affords DLX a business opportunity for increasing revenues and growth potential. In addition, DLX's current operations are solely in China, which provides us with access to low-cost skilled labor, raw materials, machinery and facilities which enables us to price our products competitively in an increasingly price-sensitive market.

        DLX provides a comprehensive selection of cobalt products such as battery cobalt carbonate, nano-level cobaltosic oxide, and high-crystallinity ball lithium cobalt oxide. DLX also provides substitute products including lithium iron phosphate (LiFePO4) developed through our research and development efforts. DLX's two main products, however, are cobaltosic oxide (Co3O4) and lithium cobalt oxide (LiCoO2), which are manufactured in its production facilities that span 24,000 square meters. There DLX has 12 production lines, a research and development facility, and employee housing. Currently, 8 of the 12 productions lines are dedicated to manufacture of cobaltosic oxide, which aggregates to a production capacity of 1500 tons per year. The remaining 4 production lines are dedicated to manufacturing lithium cobalt oxide, which aggregates to a capacity of 1000 tons per year.

Industry

        The lithium ion battery market is a green energy resource whose popularity rose during the 1990s. Its research and development is a hot topic amongst the scientific and high-tech community. Lithium ion batteries continue to gain in popularity due to their versatility, high energy density and capacity, high voltage, compact size, light weight, lack of memory effect, and excellent energy retention characteristics. These attributes make lithium ion batteries suitable for use in portable devices in particular. Commercially, lithium ion batteries are used in various gadgets, such as mobile phones, PDAs, laptops, and digital cameras and other uses such as electric automobiles and solar and wind energy storage units. It is also used by governments, mainly for military use in submarines, underwater robots, unpiloted airplanes, and space satellites. As the cost/power ratio of lithium-based batteries continues to improve, it is expected that its usage will also extend into other applications.

        With the development of other technologies, management foresees that lithium ion batteries will also be widely used in electric bicycles and scooters. The progress in the manufacturing technology of lithium ion batteries, in conjunction with the constant demand for enhanced battery performance and the falling costs of batteries cost will greatly accelerate the use of lithium ion batteries in modern mobile communications, home appliances, electric automobiles, and various government uses. According to the Battery Industry Association of China, the lithium ion battery will become one of the most important sources of chemical power in 21st century.

        The Battery Industry Association of China forecasts that the growing demand for portable products like mobile phones and laptops, will stimulate the lithium ion battery industry in China, which is expected to grow at an annual rate of over 30% of annual output, based on units. Lithium ion batteries used in such portable products apply lithium cobalt oxide (LiCoO2) as an anode material. The China Battery Industry Association also reports that the aggregate global demand for lithium cobalt oxide is approximately 40,000 to 50,000 tons. Currently, China's lithium cobalt oxide demand is mainly supplied by overseas suppliers. The China Battery Industry Association writes that from September 2004 to late 2005, the demand for lithium cobalt oxide in China exceeded 10,000 tons, which led to a significant rise in the price of cobalt, a major component in the manufacture of lithium cobalt oxide. As a result of high demand, it is reported that the price of industrial lithium carbonate and battery lithium carbonate also increased in tandem by approximately 50% from September 2004 to late 2005.

        Anode materials for lithium ion batteries are currently in short supply in China. In addition, cobaltosic oxide and lithium cobalt oxide continues to develop its presence, thus, presenting DLX with noteworthy growth potential.

Products

        DLX's two main products, cobaltosic oxide (Co3O4) and lithium cobalt oxide (LiCoO2) are manufactured in its production facilities, which span 24,000 square meters. There DLX has 12 production lines, a research and development facility, and employee housing. 8 of the 12 productions lines are dedicated to manufacture of cobaltosic oxide, which aggregates to a production capacity of 1500 tons per year. The remaining 4 production lines are dedicated to manufacturing lithium cobalt oxide, which aggregates to a capacity of 1000 tons per year.

        According to the Battery Industry Association of China, DLX is the second largest non-governmental manufacturer of hi-tech cobalt salt products in Asia based on tons produced. DLX's products and processing capabilities include the production of cobalt ore, cobalt carbonate, nanometer-sized cobaltosic oxide and high-crystalline spherical lithium cobalt oxide which is used lithium batteries. In addition, Sun Group specializes in:

•	Hi-pressure leaching technology of raw materials,
•	Hi-performance extraction technology of soluble cobalt salts,
•	Chemical precipitation technology of soluble cobalt salts,
•	Mesh-belt metallurgical powder calcinations,
•	Multilevel selecting technology, and
•	Stable sol and gel technology.

        DLX provides a comprehensive selection of cobalt products such as battery anode cobaltous (cobalt) carbonate, nano-level cobalto cobaltic (cobaltosic) oxide, and high-crystallinity ball lithium cobalt oxide. DLX also provides substitute products including lithium iron phosphate (LiFePO4) developed through our research and development efforts.

        Currently, DLX's products are classified in China at the third quality standard, the highest standard in China based on certain qualitative measures. Furthermore, DLX's products can be directly supplied to the domestic and foreign markets as independent finished products.

Customers

        Our target market includes lithium ion battery manufacturers, end product users, and lithium series product manufacturers throughout the world. Our initial focus however, is the development of a domestic market in China. Once we have gained a sizable share of the Chinese market, we will focus our attention on exporting our products internationally.

        Currently, we have only a few customers. For the eight months ended August 31, 2006, five customers accounted for all (100%) of our total revenues. However, production only began in April 2006. During 2007, we plan on launching different marketing campaigns based on various strategies that will target additional customers.

Competition

        We compete mainly with other manufacturers of battery anode materials located locally in China, as well as from Japan and Korea. Our key competitors are Hunan Haina Advanced Material Co., Ltd., Gansu Jinchuan Group, Henan Guangkuotiandi Cobalt Product Co., Ltd., and Nanjing Hanrui Cobalt Product Co., Ltd.

        We believe that we are able to leverage our low-cost advantage to compete favorably with our competitors. Compared to Korean and Japanese manufacturers, we are able to source our needs for skilled labor and raw materials locally and economically. Our significant production capacity should translate into greater purchasing power in the future, thereby helping us negotiate lower purchase prices for our raw materials. Furthermore, our proprietary technologies and use of a combination of manual labor and automation at the key stages of the manufacturing process enable us to enhance our production efficiency, resulting in further reduction in the cost, while ensuring high-uniformity and high-quality standards.

Raw Materials

        We obtain our raw materials from only a few suppliers. However, there are an abundance of such suppliers available. For the eight months ended August 31, 2006, 89% of our raw materials came from two suppliers, Bei Kuang Yejin Material Ltd. and Sun Group High Technology Co., Ltd. To remedy this situation, we are currently looking to purchase a cobalt ore mine are have exploration trips scheduled in the near future to the Congo.

Intellectual Property

        We have filed for a patent on our process of manufacturing active lithium cobalt oxide from China's Patent Bureau and are currently in the review stage of the patent-procurement process.

Government Regulation

        The major environmental regulations applicable to us include the PRC Environmental Protection Law, the PRC Law on the Prevention and Control of Water Pollution and its Implementation Rules, the PRC Law on the Prevention and Control of Air Pollution and its Implementation Rules, the PRC Law on

the Prevention and Control of Solid Waste Pollution, and the PRC Law on the Prevention and Control of Noise Pollution. As we conduct our manufacturing activities in China, we are subject to the requirements these environmental laws and regulations on air emission, waste water discharge, solid wastes and noise. We plan to comply with environmental laws and regulations. We are not subject to any admonition, penalty, investigations or inquiries imposed by the environmental regulators, nor are we subject to any claims or legal proceedings to which we are named as defendant for violation of any environmental laws and regulations. We do not have any reasonable basis to believe that there is any threatened claim, action or legal proceedings against us that would have a material adverse effect on our business, financial condition or results of operations.

        China's intellectual property protection regime is consistent with those of other modern industrialized countries. The PRC has domestic laws for the protection of rights in copyrights, patents, trademarks and trade secrets. The PRC is also a signatory to most of the world's major intellectual property conventions, including:

•	Convention establishing the World Intellectual Property Organization (WIPO Convention) (June 4, 1980);

•	Paris Convention for the Protection of Industrial Property (March 19, 1985);

•	Patent Cooperation Treaty (January 1, 1991); and

•	The Agreement on Trade-Related Aspects of Intellectual Property Rights (TRIPs) (November 11, 2001).

        Patents in the PRC are governed by the China Patent Law and its Implementing Regulations, each of which went into effect in 1985. Amended versions of the China Patent Law and its Implementing Regulations came into effect in 2001 and 2003, respectively.

        The PRC is signatory to the Paris Convention for the Protection of Industrial Property, in accordance with which any person who has duly filed an application for a patent in one signatory country shall enjoy, for the purposes of filing in the other countries, a right of priority during the period fixed in the convention (12 months for inventions and utility models, and 6 months for industrial designs).

        The Patent Law covers three kinds of patents, i.e., patents for inventions, utility models and designs respectively. The Chinese patent system adopts the principle of first to file. This means that, where more than one people file patent applications for the same invention, a patent can only be granted to the people who first filed the application. Consistent with international practice, the PRC only allows the patenting of inventions or utility models that possess the characteristics of novelty, inventiveness and practical applicability. For a design to be patentable, it should not be identical with or similar to any design which, before the date of filing, has been publicly disclosed in publications in the country or abroad or has been publicly used in the country, and should not be in conflict with any prior right of another.

        PRC law provides that anyone wishing to exploit the patent of another must conclude a written licensing contract with the patent holder and pay the patent holder a fee. One rather broad exception to this, however, is that, where a party possesses the means to exploit a patent but cannot obtain a license from the patent holder on reasonable terms and in reasonable period of time, the PRC State Intellectual Property Office, or SIPO, is authorized to grant a compulsory license. A compulsory license can also be granted where a national emergency or any extraordinary state of affairs occurs or where the public interest so requires. SIPO, however, has not granted any compulsory license up to now. The patent holder may appeal such decision within three months from receiving notification by filing a suit in a people's court.

        PRC law defines patent infringement as the exploitation of a patent without the authorization of the patent holder. A patent holder who believes his patent is being infringed may file a civil suit or file a complaint with a PRC local Intellectual Property Administrative Authority, which may order the infringer to stop the infringing acts. Preliminary injunction may be issued by the People's Court upon the patentee's or the interested parties' request before instituting any legal proceedings or during the proceedings. Evidence preservation and property preservation measures are also available both before and during the litigation. Damages in the case of patent infringement is calculated as either the loss suffered by the patent holder arising from the infringement or the benefit gained by the infringer from the infringement. If it is difficult to ascertain damages in this manner, damages may be reasonably determined in an amount ranging from one to more times of the license fee under a contractual license. The infringing party may be also fined by Administration of Patent Management in an amount of up to three times the unlawful income earned by such infringing party. If there is no unlawful income so earned, the infringing party may be fined in an amount of up to RMB500,000, or approximately $62,500.

Research and Development

        DLX spent $71,708, $164,437, and $38,092 on research and development for the eight months ended August 31, 2006, the year ended December 31, 2005, and the year ended December 31, 2004, respectively. These research and development costs were not added to the purchase price of our products and thus, were not passed along to our customers.

        As represented by the foregoing amounts, DLX has already invested material funds into research and development efforts. We have recently begun construction of a R&D test and detection center, equipped with detection and test apparatus and instruments. The center will be used to conduct quality controls reviews to provide assurance regarding the quality of our products. In addition, the center will conduct research and development to keep abreast of technology and the changing needs of our customers.

        In April 2004, we established a strategic relationship with Northeastern University, located in China. Northeastern University is an institution which has research development capabilities that complement ours. Through our collaborative efforts, we will conduct research and development activities to improve on the currently available anode materials which are components of lithium ion batteries. Currently, we are looking into improvements on the latest lithium cobalt oxide technology and are conducting trials of new ternary materials, which are combinations of source anode materials as an alternative to the sole use of cobalt.

        DLX plans to continue to align itself with many industry experts and enter into agreements with various research teams at institutes and universities.

Employees

        As of the Closing Date, we have 258 full-time employees and no part-time employees. This includes 41 people in marketing, 195 in manufacturing, 13 in research and development and quality control, 4 in financial and accounting, and 5 in general management.

RISK FACTORS

Our financial condition, business, operations, and prospects involve a high degree of risk. You should carefully consider the risks and uncertainties described below, which constitute the material risks that relate to us, and the other information in this report. If any of the following risks are realized, our business, operating results, and financial condition could be harmed and the value of our stock could suffer. This means that our investors and stockholders could lose all or part of their investment.

Risks Relating to Our Business and Industry

We have a limited operating history and since our inception have had a history of operating losses.

        We were founded in February 2004. Accordingly, we have a limited operating history on which to base an evaluation of our business and prospects. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in their early stage of development. There can be no assurance that we will be successful in addressing such risks and any failure to do so may have a material adverse effect on our business, prospects, financial condition, and results of operations.

        As of May 31, 2006 and November 30, 2006, we had an accumulated net deficit of $287,278 and $650,809, respectively. These deficits resulted, in part, from our corporate expenses in connection with the establishment of our business, limited revenues, and adverse operating margins which we have had since inception. We believe that our corporate expenses, as a percentage of revenue, will decrease going forward as revenue increases. However, there are no assurances that we will be able to significantly grow our revenue, reduce our corporate expenses, or become profitable in the future. These factors raise doubt about our ability to continue as a going concern. As a result of our losses, the opinion of our Independent Registered Public Accountants on our audited financial statements for fiscal years 2006 and 2005 has included an explanatory paragraph in the auditors report relating to our status as a “going concern.” The going concern explanatory paragraph indicates that our auditors have substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern ultimately depends on our ability to increase revenues, reduce expenses to a level that will allow us to operate profitably and sustain positive operating cash flows, and attract additional investment capital.

Due to our limited operating history, we will be unable to accurately forecast revenues.

        Due to our limited operating history and our planned growth through increased sales, we are currently unable to accurately forecast our future revenues. Our current and future expense levels are largely based on our investment plans and estimates of future revenues, which are expected to increase. Revenues and operating results generally depend on the effectiveness of our marketing strategies to penetrate the market and the success of our research and development efforts which are difficult to forecast as we are in a relatively new company. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues in relation to our planned expenditures would have an immediate adverse effect on our business, prospects, financial condition, and results of operations. Furthermore, as a strategic response to changes in our competitive environment, we may from time to time make certain pricing or marketing decisions which could have a material adverse effect on our business, prospects, financial condition, or results of operations.

We have a history of losses which we expect to continue into the future.

        As a beginning stage company with no history of profitability, we continue to incur losses and expect to incur losses in the future. As of May 31, 2006 and November 30, 2006, we had an accumulated net deficit of $287,278 and $650,809, respectively. We may not achieve or sustain profitability in the future. If we do not begin to generate revenues or find alternate sources of capital, we will either have to suspend or cease operations, and in either case you will lose your investment.

If we need additional capital to fund our growing operations, we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

        As we implement our growth strategies, we may experience increased capital needs and our available capital may be insufficient to fund our future operations without additional funding. Our capital needs will depend on numerous factors, including (i) our profitability, (ii) the release of competitive products by our competition, (iii) the level of our investment in research and development, and (iv) the amount of our expenditures. We cannot assure you that we will be able to obtain funding in the future to meet our needs.

        If we cannot obtain additional funding, we may be required to:

•	reduce our investments in research and development;

•	limit our marketing efforts; and

•	decrease or eliminate capital expenditures.

        Such reductions could materially adversely affect our business and our ability to compete. Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. We cannot provide any assurance that additional funds will be available to us, or if available, will be on terms favorable to us.

We depend on our senior management and key employees, the loss of which could adversely affect our operations.

        Our success depends to a large degree upon the skills of our senior management team and current key employees, such as Mr. Wang Bin, our incumbent Chairman of the Board, President, and Chief Executive Officer, and upon our ability to identify, hire, and retain additional marketing, technical and financial personnel. We may be unable to retain our existing key personnel or attract and retain additional key personnel.

        Due to our reliance on our key employees, the loss of any of our key employees or the failure to attract, integrate, motivate, and retain additional key employees could have a material adverse effect on our business, operating results, and financial condition. In addition, several members of our senior management and/or key employees have joined us in recent months and may need to spend a significant amount of time learning our business model and management system while performing their regular duties. The integration of new executives or any new personnel could disrupt our ongoing operations.

We may not realize our anticipated return on capital commitments made to expand our capabilities.

        From time to time, we expect to make significant capital expenditures to acquire a cobalt ore mine, obtain additional equipment, or implement new processes designed to increase our efficiency and capacity. Some of these projects require additional training for our employees and not all projects may be implemented as anticipated. If any of these projects do not achieve the anticipated revenue and profitability goals, our returns on these capital expenditures may not be as expected.

If we are unable to implement our strategies in achieving our business objectives, our business operations and financial performance may be adversely affected.

        Our business plan is based on currently prevailing circumstances and assumptions that certain circumstances will or will not occur, as well as the inherent risks and uncertainties involved in various stages of development. There is no assurance that we will be successful in implementing our strategies or that our strategies, even if implemented, will lead to the successful achievement of our objectives. If we are not able to successfully implement our strategies, our business operations and financial performance may be adversely affected.

We may have difficulty defending our intellectual property rights from infringement.

        We regard our patents and similar intellectual property as critical to our success. We rely on trademark, patent and trade secret law, as well as confidentiality and license agreements to protect our proprietary rights. We have a patent on the production of battery level cobaltosic oxide. No assurance can be given that this patent or our other intellectual property will not be challenged, invalidated, infringed, or circumvented, or that such intellectual property rights will provide us with a competitive advantage to us.

        Presently, we sell our products mainly in China. China will remain our primary market for the foreseeable future. To date, no patent filings have been made other than in China. Therefore, the measures we take to protect our proprietary rights may be inadequate and we cannot provide any assurance that our competitors will not independently develop formulations and processes that are substantially equivalent or superior to our own products.

Our future success depends on the success of manufacturers of the end applications that use our products.

        As we expand our manufacture of battery level cobaltosic oxide, our future success depends on whether end application manufacturers are willing to manufacture batteries that incorporate our products. To secure acceptance of our products, we must constantly develop and introduce different lines and grades of cobaltosic oxide to meet evolving industry standards. Our failure to gain acceptance of our products from these manufactures could materially and adversely affect our future success.

        Even if a manufacturer decides to use lithium ion batteries that incorporate our products, the manufacturer may not be able to market and sell its products successfully. The manufacturer's inability to market and sell its products successfully, whether from lack of market acceptance or otherwise, could materially and adversely affect our business and prospects because this manufacturer may not order new products from us. If we cannot achieve the expected level of sales, we will not be able to make enough profits to offset the expenditures we have incurred to expand our production capacity, nor will we be able to grow our business. Accordingly, our business, financial condition, results of operations and future success would be materially and adversely affected.

We receive a significant portion of our revenues from a small number of customers.

        DLX, which conducts our only operations, has entered into agreements with a small number of major customers. Our largest customer represents approximately 97% of DLX's total revenue for the eight months ended August 31, 2006. Dependence on a few customers could make it difficult to negotiate attractive prices for our products and could expose us to the risk of substantial losses if a single dominant customer stops purchasing our products. We expect that a limited number of customers will continue to contribute to a significant portion of our sales in the near future. Our ability to maintain close relationships with these top customers is essential to the growth and profitability of our business. If we fail to sell our products to one or more of these top customers in any particular period, or if a large customer purchases fewer of our products, defers orders, or fails to place additional orders with us, or if we fail to develop additional major customers, our revenue could decline and our results of operations could be adversely affected.

We extend relatively long payment terms to our customers.

        As is customary in the industry in China, we extend relatively long payment terms and provide generous return policies to our customers. As a result of the size of many of our orders, these extended terms may adversely affect our cash flow and our ability to fund our operations out of our operating cash flow. In addition, although we attempt to establish appropriate reserves for our receivables, those reserves may not prove to be adequate in view of actual levels of bad debts. The failure of our customers to pay us in a timely manner would negatively affect our working capital, which in turn may adversely affect our cash flow.

        Our customers often place large orders for products, requiring fast delivery, which impacts our working capital. If our customers do not incorporate our products into their products and sell them in a timely fashion, for example, due to excess inventories, sales slowdowns, or other issues, they may not pay us in a timely fashion, even on our extended terms. Our customers' failure to pay may force us to defer or delay further product orders, which may adversely affect our cash flows, sales, or income in subsequent periods.

A disproportionate amount of our sales revenue is derived from the sale of cobaltosic oxide and a disruption in, or compromise of, our sales operations, or distribution channels, related to the sale of cobaltosic oxide could adversely impact our financial condition and results of operations.

        Our sale of cobaltosic oxide constitutes 100% of our total sales for the eight months ended August 31, 2006. A disruption in, or compromise of, our manufacturing or sales operations, or distribution channels, relating to the sale of cobaltosic oxide could have a material adverse effect on our financial condition and results of operations.

We have no firm long-term commitments from our suppliers to supply raw materials to us for any specific period, or in any specific quantity, except as may be provided in a particular purchase order.

        If our suppliers experience delays, disruptions, capacity constraints or quality control problems in their operations or become insolvent, their product shipments to us could be delayed, which would decrease our production and harm our revenues, competitive position and reputation.

        Further, our business would be harmed if we fail to effectively manage the production of our products. We purchase key raw materials used in the manufacture of our products from a few major source suppliers, and we may not be able to obtain supplies from replacement suppliers on a timely or cost-effective basis. A reduction or stoppage in supply while we seek a replacement supplier would limit our ability to manufacture our products, which could result in a significant reduction in sales and profitability. In addition, an impurity or variation in a raw material either unknown to us or incompatible with our products, could significantly reduce our ability to manufacture products. Our inventories may not be adequate to meet our production needs during any prolonged interruption of supply. We have products under development which, if developed, may require us to enter into additional supplier arrangements. Failure to obtain a supplier for our future products, if any, on commercially reasonable terms, would prevent us from manufacturing our future products and limit our growth.

If the cost of our raw materials fluctuates significantly, this may adversely impact our profit margin and financial position.

        Our business uses creosote cobalt and oxalic acid cobalt as raw materials. The price of these raw materials may fluctuate substantially in the future. If the price for these raw materials increases again, our profit margin could decrease considerably.

Intense competition from existing and new producers of anode materials for lithium ion batteries may adversely affect our revenues and profitability.

        We compete with other companies, many of whom are developing or can be expected to develop products similar to ours. Our market is large with many competitors. Many of our competitors are more established than we are, and have significantly greater financial, technical, marketing, and other resources than we presently possess. Some of our competitors have greater name recognition and a larger customer base. These competitors may be able to respond more quickly to new or changing opportunities and customer requirements and may be able to undertake more extensive promotional activities, offer more attractive terms to customers, and adopt more aggressive pricing policies. Our competitors can be expected to continue to develop and introduce new and enhanced products, which could cause a decline in market acceptance of our cobaltosic oxide products. Current and future consolidation among our competitors and customers may also cause a loss of market share as well as put downward pressure on pricing. Our competitors could cause a reduction in the prices for some of our cobaltosic oxide products as a result of intensified price competition. Competitive pressures can also result in the loss of major customers. We intend to create greater brand awareness for our brand name so that we can successfully compete with our competitors. We cannot provide any assurance that we will be able to compete effectively with current or future competitors or that the competitive pressures we face will not harm our business.

The products and the processes we use could expose us to substantial liability.

        We face an inherent business risk of exposure to product liability claims in the event that the use of our technologies or products is alleged to have resulted in adverse side effects. Side effects or marketing or manufacturing problems pertaining to any of our products could result in product liability claims or adverse publicity. To date, we have not experienced any product liability claims. That, however, does not mean that we will not have any problems with respect to our products in the future. We do not currently carry product liability insurance. The lack of product liability insurance may expose us to enormous risks associated with potential product liability claims.

We may become subject to legal or regulatory proceedings which may reach unfavorable resolutions.

        We may become involved in legal proceedings arising in the normal course of business. Due to the inherent uncertainties of legal proceedings, the outcome of any such proceeding could be unfavorable, and we may choose to make payments or enter into other arrangements to settle such proceedings. Failure to settle such proceedings could require us to pay damages or other expenses, which could have a material adverse effect on our financial condition or results of operations. Legal proceedings require the expenditure of substantial management time and financial resources and can adversely affect our financial performance. There is no assurance that we will not be a party to legal proceedings in the future.

Our results of operations may be materially harmed if we are unable to recoup our investment in research and development.

        The rapid change in technology in our industry requires that we continue to make investments in research and development in order to develop technologies and also enhance the performance and functionality of our current products to keep pace with competitive products and satisfy customer demands for improved performance, features, functionality, and costs. There can be no assurance that revenues from future products or product enhancements will be sufficient to recover the development costs associated with such products or enhancements or that we will be able to secure the financial resources necessary to fund future development. Research and development costs typically are incurred before we confirm the technical feasibility and commercial viability of a product, and not all development activities result in commercially viable products. In addition, we cannot ensure that these products or enhancements will receive market acceptance or that we will be able to sell these products at prices that are favorable to us. Our business could be seriously harmed if we are unable to sell our products at favorable prices or if the market in which we operate does not accept our products.

Our projects involve long development cycles that result in high costs and uncertainty.

        The development, operation and management of our products and facilities involve a long development cycle and decision-making process. Delays at certain points in the decision-making process which involve third parties are outside of our control and may have a negative impact on our development costs, cost of sales, receipt of revenue, and sales projections. We expect that, in some cases, it may take a year or more to obtain decisions and to negotiate and close any related agreements. Such delays could harm our operating results and financial condition.

Our failure to keep up with rapid technological changes and evolving industry standards may cause our products to become obsolete and less marketable, resulting in our loss of market share to our competitors.

        The lithium-based battery market is characterized by changing technologies and evolving industry standards, which are difficult to predict. This, coupled with frequent introduction of new products and models, has shortened product life cycles and may render our products obsolete or unmarketable. Our ability to adapt to evolving industry standards and anticipate future standards will be a significant factor in maintaining and improving our competitive position and our prospects for growth. To achieve this goal, we have invested and plan to continue investing significant financial resources in our research and development infrastructure. Research and development activities, however, are inherently uncertain, and we might encounter practical difficulties in commercializing our research results. Accordingly, our significant investment in our research and development infrastructure may not bear fruit. On the other hand, our competitors may improve their technologies or even achieve technological breakthroughs that would render our products obsolete or less marketable. Therefore, our failure to effectively keep up with the rapidly technological changes and evolving industry standards by introducing new and enhanced products may cause us to lose our market share and to suffer a decrease in our revenue.

Changes in our customers' products could reduce the demand for our cobaltosic oxide products, which may decrease our revenues and operating margins.

        Our cobaltosic oxide products are mainly used for as anode materials in lithium ion batteries by our customers. Changes, including technological changes, in our customers' products or processes may make our products unnecessary, and would reduce demand. Other customers may find alternative materials or processes that no longer require our products. If the demand for our products diminishes, our net sales and operating margins may be reduced as well.

We depend on only one factory to manufacture our products and any disruption of the operations in this factory would damage our business.

        All of our products are manufactured in our one factory in Gan Jing Zi Hi-tech Park, Dalian, People's Republic of China. Our operations could be interrupted by fire, flood, earthquake, and other events beyond our control. Any disruption of the operations in this factory would have a significant negative impact on our ability to deliver products, which would cause a potential diminution on sales, the cancellation of orders, damage to our reputation, and potential lawsuits. Any of the foregoing may adversely affect our business, financial position, or results of operations.

Risks Relating to the People's Republic of China

Adverse changes in political and economic policies of the Chinese government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and materially and adversely affect our competitive position.

        All of our business operations are conducted in China and a significant portion of our sales are made in China. Accordingly, our business, financial condition, results of operations, and prospects are affected significantly by economic, political, and legal developments in China. The Chinese economy differs from the economies of most developed countries in many respects, including:

•	the amount of government involvement;

•	the level of development;

•	the growth rate;

•	the control of foreign exchange; and

•	the allocation of resources.

        While the Chinese economy has grown significantly in the past 20 years, the growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall Chinese economy, but may also have a negative effect on us. We cannot predict the future direction of economic reforms or the effects of such measures may have on our business, financial condition, or results of operations.

        China is transitioning from a planned economy to a market economy. While the Chinese government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the Chinese economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation, and restrictions on foreign participation in the domestic market of various industries, the PRC government exerts considerable direct and indirect influence on the economy. Many of the economic reforms carried out by the Chinese government are unprecedented or experimental, and are expected to be refined and improved.

        Other political, economic, and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not necessarily have a positive effect on our operations or future business development. Our operating results may be adversely affected by changes in China's economic and social conditions as well as by changes in the policies of the Chinese government, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the interest rate or method of taxation, and the imposition of additional restrictions on currency conversion.

        Any adverse changes in the economic conditions, in government policies, or in laws and regulations in China could have a material adverse effect on the overall economic growth, which in turn could lead to a reduction in demand for our products and consequently have a material adverse effect on our business.

We may be unable to enforce our legal rights due to policies regarding the regulation of foreign investments in China.

        The Chinese legal system is a civil law system based on written statutes, in which court decided legal cases have little value as precedents unlike the common law system prevalent in the United States. China does not have a well-developed, consolidated body of laws governing foreign investment enterprises. As a result, the administration of laws and regulations by government agencies are subject to considerable discretion and variation on the part of the Chinese government, including its courts, and may be subject to influence by external forces unrelated to the legal merits of a particular matter.

        China's regulations and policies with respect to foreign investments are evolving. Definitive regulations and policies with respect to such matters as the permissible percentage of foreign investment and permissible rates of equity returns have not yet been published. As a result, we may not be aware of any violations of these policies and rules until some time after the violation. Statements regarding these evolving policies have been conflicting and any such policies, as administered, are likely to be subject to broad interpretation and discretion and to be modified, perhaps on a case-by-case basis. The uncertainties regarding such regulations and policies present risks that may affect our ability to achieve our business objectives. If we are unable to enforce any legal rights we may have under our contracts or otherwise, our ability to compete with other companies in our industry could be materially and negatively affected. In addition, any litigation in China may be protracted and result in substantial cost and diversion of resources and management attention.

Investors may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing original actions in China based upon U.S. laws, including the federal securities laws or other foreign laws against us or our management.

        All of our current operations are conducted in China. Moreover, most of our current directors and officers are nationals or residents of China. All or a substantial portion of the assets of these persons are located outside the United States in China. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon these persons. In addition, uncertainty exists as to whether the courts of China would recognize or enforce judgments of United States courts obtained against us or our officers and/or directors predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in China against us or such persons predicated upon the securities laws of the United States or any state thereof.

Currency conversion and exchange rate volatility could adversely affect our financial condition.

        The Chinese government imposes control over the conversion of Renminbi into foreign currencies. Under the current unified floating exchange rate system, the People's Bank of China publishes an exchange rate, which we refer to as the PBOC exchange rate, based on the previous day's dealings in the inter-bank foreign exchange market. Financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within an authorized range above or below the PBOC exchange rate according to market conditions.

        Pursuant to China's Foreign Exchange Control Regulations issued by the State Council and the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment regarding foreign exchange control, conversion of Renminbi into foreign exchange by Foreign Investment Enterprises, or FIEs, for use on current account items, including the distribution of dividends and profits to foreign investors, is permissible. FIEs are permitted to convert their after-tax dividends and profits to foreign exchange and remit such foreign exchange to their foreign exchange bank accounts in China. Conversion of Renminbi into foreign currencies for capital account items, including direct investment, loans, and security investment, are still under certain restrictions. On January 14, 1997, the State Council amended the Foreign Exchange Control Regulations and added, among other things, an important provision, which provides that the Chinese government shall not impose restrictions on recurring international payments and transfers under current account items.

        Enterprises in China, including FIEs which require foreign exchange for transactions relating to current account items, may, without approval of the State Administration of Foreign Exchange, or SAFE, effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks by providing valid receipts and proofs.

        Convertibility of foreign exchange in respect of capital account items, such as direct investment and capital contribution, is still subject to certain restrictions, and prior approval from the SAFE or its relevant branches must be sought.

        Since 1991, the exchange rate for Renminbi against the United States dollars has remained relatively stable. In 2005, however, the Chinese government announced that would begin pegging the exchange rate of the Chinese Renminbi against a number of currencies, rather than just the U.S. dollar. As our operations are primarily in China, any significant revaluation of the Chinese Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert United States dollars into Chinese Renminbi for our operations, appreciation of this currency against the United States dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert Chinese Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Chinese Renminbi we convert would be reduced.

An outbreak of a pandemic avian influenza, SARS or other contagious disease may have an adverse effect on the economies of certain Asian countries and may adversely affect our results of operations.

        During the past three years, large parts of Asia experienced unprecedented outbreaks of avian influenza caused by the H5N1 virus which, according to a report of the World Health Organization, or WHO, in 2004, “moved the world closer than any time since 1968 to an influenza pandemic with high morbidity, excess mortality and social and economic disruption.” Currently, no fully effective avian flu vaccines have been developed and there is evidence that the H5N1 virus is evolving and an effective vaccine may not be discovered in time to protect against the potential avian flu pandemic. In the first half of 2003, certain countries in Asia experienced an outbreak of severe acute respiratory syndrome, or SARS, a highly contagious form of atypical pneumonia, which seriously interrupted the economic activities and the demand for goods plummeted in the affected regions. An outbreak of avian flu, SARS or other contagious disease or the measures taken by the governments of affected countries against such potential outbreaks, may seriously interrupt our production operations or those of our suppliers and customers, which may have a material adverse effect on our results of operations. The perception that an outbreak of avian flu, SARS or other contagious disease may occur again may also have an adverse effect on the economic conditions of countries in Asia.

We may experience currency fluctuation and longer exchange rate payment cycles.

        The local currencies in the countries in which we sell our products may fluctuate in value in relation to other currencies. Such fluctuations may affect the costs of our products sold and the value of our local currency profits. While we are not conducting any meaningful operations in countries other than China at the present time, we may expand to other countries and may then have an increased risk of exposing our business to currency fluctuation.

All of our assets are located in China, any dividends of proceeds from liquidation is subject to the approval of the relevant Chinese government agencies.

        A majority of our assets are located inside China. Under the laws governing foreign invested enterprises in China, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Any dividend payment will be subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to both the relevant government agency's approval and supervision as well the foreign exchange control. This may generate additional risk for our investors in case of dividend payment and liquidation.

Changes in China's political or economic situation could harm us and our operational results.

        Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage our operations and profitability. Some of the things that could have this effect are:

•	Level of government involvement in the economy;

•	Control of foreign exchange;

•	Methods of allocating resources;

•	International trade restrictions; and

•	International conflict.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

        China only recently has permitted provincial and local economic autonomy and private economic activities. Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in China's laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property, and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

        Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

Future inflation in China may inhibit our activity to conduct business in China.

        In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. While inflation has been more moderate in the recent past, high inflation in the future may cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China and thereby harm the market for our products.

The value of our securities will be affected by the foreign exchange rate between U.S. dollars and Renminbi.

        The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and Renminbi, and between those currencies and other currencies in which our sales may be denominated. For example, to the extent that we need to convert U.S. dollars into Renminbi for our operational needs and should the Renminbi appreciate against the U.S. dollar at that time, our financial position, our business, and the price of our common stock may be harmed. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of declaring dividends on our common stock or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of our earnings from our subsidiaries in China would be reduced.

Our production facilities are subject to risks of power shortages.

        Many cities and provinces in China have suffered serious power shortages in the recent past. Many of the regional grids do not have sufficient power generating capacity to fully satisfy the increased demand for electricity driven by continual economic growth and persistent hot weather. Local governments have recently required local factories to temporarily shut down their operations or reduce their daily operational hours in order to reduce local power consumption levels. To date, our operations have not been affected by those administrative measures. However, there is a risk that our operations may be affected by those administrative measures in the future, thereby causing material production disruption and delays in our delivery schedule. In such event, our business, results of operation, and financial condition could be materially adversely affected. Although we have not experienced any power outages in the past, we may be adversely affected by power outages in the future.

Risks Relating to Our Common Stock

Future sales of our common stock could depress our market price and diminish the value of your investment.

        Future sales of shares of our common stock or securities that are convertible into our common stock, could adversely affect the market price of our common stock. If any of our principal stockholders sells a large number of shares or if we issue a large number of shares, the market price of our common stock could significantly decline. Moreover, the perception in the public market that our principal stockholders might sell shares of common stock could further depress the market for our common stock.

Our common stock price could be volatile, which could result in substantial losses for investors.

        Our common stock price could be subject to volatility. Fluctuations in the price of our common stock could be rapid and severe and leave investors little time to react. Factors that could affect the market price of our common stock include:

•	quarterly variations in our operating results;

•	general conditions in our industry or in the securities market;

•	changes in the market's expectations about our earnings;

•	changes in financial estimates and recommendations by securities analysts concerning our company;

•	operating and stock price performance of other companies that investors deem comparable to us;

•	news reports relating to trends in our markets;

•	changes in laws and regulations affecting our business;

•	sales of substantial amounts of our common stock by our directors, executive officers, or principal stockholders or the perception that such sales could occur; and

•	general economic and political conditions such as recessions and acts of war or terrorism.

        Volatility in the price of our common stock could be exacerbated by the relatively small number of shares of our common stock that are publicly traded. Fluctuations in the price of our common stock could contribute to an investor losing all or part of his investment.

Because our shares are deemed “penny stocks,” you may have difficulty selling them in the secondary trading market.

        The Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as therein defined) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Additionally, if the equity security is not registered or authorized on a national securities exchange, the equity security also constitutes a "penny stock." As our common stock falls within the definition of penny stock, these regulations require the delivery, prior to any transaction involving our common stock, of a risk disclosure schedule explaining the penny stock market and the risks associated with it. These regulations generally require broker-dealers who sell penny stocks to persons other than established customers and accredited investors to deliver a disclosure schedule explaining the penny stock market and the risks associated with that market. Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. These regulations also impose various sales practice requirements on broker-dealers. In addition, monthly statements are required to be sent disclosing recent price information for the penny stocks. The ability of broker/dealers to sell our common stock and the ability of shareholders to sell our common stock in the secondary market is limited. As a result, the market liquidity for our common stock is severely and adversely affected. We can provide no assurance that trading in our common stock will not be subject to these or other regulations in the future, which would negatively affect the market for our common stock.

We may incur significant costs to ensure compliance with U.S. corporate governance and accounting requirements.

        We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. We expect all of these applicable rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We do not foresee paying cash dividends in the foreseeable future.

        We have not paid cash dividends on our stock and we do not plan to pay cash dividends on our stock in the foreseeable future.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

Cautionary Notice Regarding Forward-Looking Statements

        We make certain forward-looking statements in this report. Statements concerning our future operations, prospects, strategies, financial condition, future economic performance (including growth and earnings), demand for our services, and other statements of our plans, beliefs, or expectations, including the statements contained under the captions “Risk Factors,” “Management's Discussion and Analysis or Plan of Operation,” “Description of Business,” as well as captions elsewhere in this document, are forward-looking statements. In some cases these statements are identifiable through the use of words such as "anticipate," “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,”“could,” “may,” “should,” “will,” “would,” and similar expressions. We intend such forward-looking statements to be covered by the safe harbor provisions contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements we make are not guarantees of future performance and are subject to various assumptions, risks, and other factors that could cause actual results to differ materially from those suggested by these forward-looking statements. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. Indeed, it is likely that some of our assumptions will prove to be incorrect. Our actual results and financial position will vary from those projected or implied in the forward-looking statements and the variances may be material. You are cautioned not to place undue reliance on such forward-looking statements. These risks and uncertainties, together with the other risks described from time to time in reports and documents that we file with the SEC should be considered in evaluating forward-looking statements.

        The nature of our business makes predicting the future trends of our revenues, expenses, and net income difficult. Thus, our ability to predict results or the actual effect of our future plans or strategies is inherently uncertain. The risks and uncertainties involved in our business could affect the matters referred to in any forward-looking statements and it is possible that our actual results may differ materially from the anticipated results indicated in these forward-looking statements. Important factors that could cause actual results to differ from those in the forward-looking statements include, without limitation, the factors discussed above in the section entitled “Risk Factors” and the following:

•	the effect of political, economic, and market conditions and geopolitical events;

•	legislative and regulatory changes that affect our business;

•	the availability of funds and working capital;

•	the actions and initiatives of current and potential competitors;

•	investor sentiment; and

•	our reputation.

        We do not undertake any responsibility to publicly release any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this report. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by any forward-looking statements.

        The following discussion and analysis should be read in conjunction with our consolidated financial statements and the related notes thereto as filed with the SEC and other financial information contained elsewhere in this Form 8-K.

Overview

        Currently, our only operations are conducted through DLX, who engages in the business of manufacturing and selling cobaltosic oxide products. These products are primarily manufactured, marketed, and sold in China.

        According to the Battery Industry Association of China, DLX is the second largest non-governmental manufacturer of hi-tech cobalt salt products in Asia based on tons produced. DLX's products and processing capabilities include the production of cobalt ore, cobalt carbonate, nanometer-sized cobaltosic oxide and high-crystalline spherical lithium cobalt oxide which is used lithium batteries. In April 2006, DLX commenced production and quickly amassed sales of over $1.5 million dollars.

New Financial Accounting Pronouncements

        In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, “Share-Based Payment” (“SFAS 123R”). SFAS 123R revises FASB Statement No. 123 “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25 “Accounting for Stock Issued to Employees.” SFAS 123R requires all public and non-public companies to measure and recognize compensation expense for all stock-based payments for services received at the grant-date fair value, with the cost recognized over the vesting period (or the requisite service period). SFAS 123R is effective for small business issuers for all interim periods beginning after December 15, 2005. The adoption of SFAS 123R did not have a material impact on the Company's financial statements or results of operations.

        SFAS No. 123R permits public companies to adopt its requirements using one of two methods. A “modified prospective” method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS 123R for all share-based payments granted after the effective date and (b) based on the requirements of SFAS No. 123 for all awards granted to employees prior to the effective date of SFAS No. 123R that remain unvested on the effective date. A “modified retrospective” method which includes the requirements of the modified prospective method described above, but also permits entities to restate based on the amounts previously recognized under SFAS No. 123 for purposes of pro forma disclosures either (a) all prior periods presented or (b) prior interim periods of the year of adoption. The Company has yet to determine which method to use in adopting SFAS 123R.

        In November 2004, the FASB issued SFAS No. 151 “Inventory Costs - an amendment of ARB No. 43, Chapter 4” (“SFAS 151”). This statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). SFAS 151 requires that those items be recognized as current-period charges. In addition, this Statement requires that allocation of fixed production overheads to costs of conversion be based upon the normal capacity of the production facilities. The provisions of SFAS 151 are effective for fiscal years beginning after June 15, 2005. As such, the Company has adopted these provisions, if any, at the beginning of the fiscal year 2006.

        In December 2004, the FASB issued SFAS No. 153, “Exchanges of Non-monetary Assets - an amendment of APB Opinion No. 29” (“SFAS 153”). SFAS 153 replaces the exception from fair value measurement in APB Opinion No. 29 for non-monetary exchanges of similar productive assets with a general exception from fair value measurement for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for all interim periods beginning after June 15, 2005. The adoption of SFAS 153 did not have a material impact on the Company's financial statements or results of operations.

        In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3” (“SFAS 154”). SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. These requirements apply to all voluntary changes and changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 is effective for fiscal years beginning after December 15, 2005. As such, the Company has adopted these provisions, if any, at the beginning of the fiscal year ended December 31, 2006.

        In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments--an amendment of FASB Statements No. 133 and 140” (“SFAS 155”). This Statement amends FASB Statements No. 133, “Accounting for Derivative Instruments and Hedging Activities”, and No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets”. This Statement permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS 155 is effective for all financial instruments acquired or issued for the Company for fiscal year begins after September 15, 2006. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

Results of Operations

        The following table sets forth DLX's statement of operations for the eight months ended August 31, 2006 and the years ended December 31, 2005 and 2004, in U.S. dollars:

			Years Ended
	Eights Months Ended August 31, 2006		December 31, 2005	December 31, 2004
Revenue, net	$1,581,960	100.0%	$-	-

Cost of revenue	1,057,293	66.83%	-	-

Gross profit	524,667	33.17%	-	-

Operating expenses:
General and administrative	185,133	11.70%	207,092	25,062
Research and development	71,708	4.53%	164,437	38,092
Depreciation	156,147	9.87%	121,798	4,159

Total operating expenses	412,988	26.11%	493,327	67,313

Income (loss) from operations	111,679	7.06%	(493,327)	(67,313)

Income tax expense	(6,756)	-0.43%	-	-

Net income (loss)	$104,923	6.63%	$(493,327)	$(67,313)

Eights Months Ended August 31, 2006 Compared to the Year Ended December 31, 2005

Revenues

        Revenues for the eight months ended August 31, 2006 totaled $1,581,960 compared to $0 for the year ended December 31, 2005, an increase of $1,581,960. The increase resulted from the commencement of production and sales, which began in April 2006.

Cost of Revenue

        Cost of revenues for the eight months ended August 31, 2006 totaled $798,509 compared to $0 for the year ended December 31, 2005, an increase of $798,509. The increase resulted from the commencement of production and sales, which began in April 2006.

Cost of Revenue – Related Parties

        Cost of revenues – related parties for the eight months ended August 31, 2006 totaled $258,784 compared to $0 for the year ended December 31, 2005, an increase of $258,784. The increase resulted from the commencement of production and sales, which began in April 2006.

General and Administrative Expense

        General and administrative expense for the eight months ended August 31, 2006 totaled $185,133 compared to $207,092 for the year ended December 31, 2005, a decrease of $22,059 or approximately 10.7%. The decrease resulted from a reclassification of certain expenses from general and administrative to production costs upon commencement of production, which began in April 2006.

Research and Development Expense

        Research and development expense for the eight months ended August 31, 2006 totaled $71,708 compared to $164,437 for the year ended December 31, 2005, a decrease of $92,729 or approximately 56.40%. The decrease resulted from a shift in our business focus. From the inception of DLX through March 31, 2006, we operated as a research center. On April 1, 2006, however, we commenced the production and sale of cobalt products, and as a result, reduced our research and development activities.

Depreciation Expense

        Depreciation expense for the eight months ended August 31, 2006 totaled $156,147 compared to $121,798 for the year ended December 31, 2005, an increase of $34,349 or approximately 28.20%. This increase resulted from the commencement of production in April 2006, which triggered depreciation expense on all equipment used in the production process.

Income (Loss) From Operations

        Income from operations for the eight months ended August 31, 2006 totaled $111,679 compared to a loss from operations of $493,327 for the year ended December 31, 2005. This increase resulted primarily from the commencement of production and sales, which began in April 2006.

Liquidity and Capital Resources

        During the eight months ended August 31, 2006 and the year ended December 31, 2005, net cash used for operating activities was $238,365 and $246,450, respectively.

        Net cash used for investing activities was $161,444 and $5,836, for the eight months ended August 31, 2006 and the year ended December 31, 2005, respectively. During 2006, investing funds were primarily used to purchase various fixed assets such as air-conditioners.

        Net cash used for financing activities was $683,587, for the eight months ended August 31, 2006 and net cash provided by financing activities was $1,261,905 for the year ended December 31, 2005. During 2006, financing funds were primarily used to provide a loan to Sun Group High Technology Development Co., Ltd, our former parent company. This loan is unsecured and does not bear interest. This loan is payable within the next 12 months.

        Total capital expenditures during the eight months ended August 31, 2006 and the year ended December 31, 2005 were $161,444 and $5,836, respectively, primarily used to purchase fixed assets, such as air-conditioners and other office equipment.

Year Ended December 31, 2005 Compared to the Year Ended December 31, 2004

Revenues

        Revenues for the year ended December 31, 2005 totaled $0 compared to $0 for the year ended December 31, 2004. During this time, we were a development stage company with no production or sales.

Cost of Revenue

        Cost of revenue for the year ended December 31, 2005 totaled $0 compared to $0 for the year ended December 31, 2004. During this time, we were a development stage company with no production or sales.

Cost of Revenue – Related Parties

        Cost of revenue – related parties for the year ended December 31, 2005 totaled $0 compared to $0 for the year ended December 31, 2004. During this time, we were a development stage company with no production or sales.

General and Administrative Expense

        General and administrative expense for the year ended December 31, 2005 totaled $207,092 compared to $25,062 for the year ended December 31, 2004, an increase of $182,030. The increase resulted from expenses associated with the higher number of employees recruited in 2005.

Research and Development Expense

        Research and development expense for the year ended December 31, 2005 totaled $164,437 compared to $38,092 for the year ended December 31, 2004, an increase of $126,345. The increase resulted from an increase in research and development activities conducted in 2005.

Depreciation Expense

        Depreciation expense for the year ended December 31, 2005 totaled $121,798 compared to $4,159 for the year ended December 31, 2004, an increase of $117,639. The increase resulted from additional plant and machinery, office equipment, and a building obtained during 2005.

Loss From Operations

        Loss from operations for the years ended December 31, 2005 and December 31, 2004 totaled $493,327 and $67,313, respectively, an increased loss of $426,014. This increased loss resulted primarily from the increase in operating expenses (general and administrative, research and development, and depreciation expense) as described above.

Liquidity and Capital Resources

        Cash has historically been generated from private financings. Operations and liquidity needs are funded primarily through funds from private financings and short-term borrowings. Cash and cash equivalents were $1,598,425 and $597,372 at December 31, 2005 and 2004, respectively. Current assets totaled $1,599,518 at December 31, 2005 and $598,405 at December 31, 2004. Our total current liabilities were $173,930 at December 31, 2005 and $48,791 at December 31, 2004. Working capital at December 31, 2005 was $1,425,588 and at December 31, 2004 was $549,614.

        During the years ended December 31, 2005 and 2004, net cash used in operating activities was $246,450 and $38,406, respectively. During 2005, this use of funds was primarily due to the net loss incurred in those periods. Net cash used in investing activities was $5,836 and $0, for the fiscal years ended December 31, 2005 and 2004, respectively. During 2005, investing funds were primarily used to purchase office equipment. Net cash provided by financing activities was $1,261,905 and $0 for the fiscal years ended December 31, 2005 and 2004, respectively. During 2005, the financing funds were provided by certain shareholders.

        Total capital expenditures during the years ended December 31, 2005 and 2004 were $5,836 and $0, respectively, spent to purchase fixed assets, such as air-conditioners and office equipment.

        During 2007, we plan to expand our research and development facilities by establishing an electro-chemistry testing center. This center will conduct research in increasing the quality of our current products and anode materials used in lithium ion batteries, in general. We also plan to fully equip our on-site inspection center with equipment and specialized personnel. Currently, we are planning to purchase a cobalt ore mine in Zambia and establish a processing factory on our property located at the Dalian High-Tech Park Ganjingzi Zone in China.

        We do not believe that the funds available to us and those generated from revenues are adequate to meet our operating and/or capital needs for the rest of fiscal 2007. We will begin evaluating various sources of capital to meet our growth requirements. Such sources will include debt financings, the issuance of equity securities, and entrance into other financing arrangements. There can be no assurance, however, that any of the contemplated financing arrangements described herein will be available and, if available, can be obtained on terms favorable to us.

Off Balance Sheet Arrangements

        None.

DESCRIPTION OF PROPERTIES

        All land in China is owned by the State. Individuals and companies are permitted to acquire rights to use land or land use rights for specific purposes. In the case of land used for commercial purposes, the land use rights are granted for a period of 50 years. This period may be renewed at the expiration of the initial and any subsequent terms. Granted land use rights are transferable and may be used as security for borrowings and other obligations.

Corporate Headquarters

        Our corporate headquarters are located on leased premises at 1 Hutan Street, Zhongshan District, Dalian PRC. These offices encompass approximately 1,987 square meters. The lease term ends on 2046. The land use agreement has a 50-year term which expires in May 2049. The annual lease payment is 50,000 RMB/year.

Operating Facility

        All of our operations are located on premises at Gan Jing Zi Hi-Tech Park, Dalian PRC. This facility consists of approximately 258,240 square feet. The land use agreement has a 50-year term which expires in May 2046. In return for the use of the premises, we pay an annual property tax of $62,500. The operating facility is used as office space, manufacturing plants, research and development, and as employees’ living quarters which can house up to 320 individuals. There is also an eatery and hotel that is used by visitors to the operating facility which has an occupancy rate of up to 50 people.

        As of February 28, 2007 and May 31, 2006, we did not incur any construction costs. Currently, we do not plan on any material construction in the future.

        We believe that all our properties and equipment have been adequately maintained, are generally in good condition, and are suitable and adequate for our business.

        Our facilities are not covered by insurance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our common stock, as of February 28, 2007, by (i) each person, including any “group,” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, who is known by us to own beneficially 5% or more of our common stock, (ii) each of our directors and named executive officers, and (iii) all of our directors and executive officers as a group. Unless otherwise indicated, all persons listed below have sole voting power and investment power with respect to the shares owned by them.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)(3)	Percentage of Class (4)

Directors and Executive Officers:
Bin Wang	25,500,000(5)	58.7%(5)
Yu Long Wang	260,000	*
Ming Fen Liu	10,000	*
Zhi Li	25,500,000(5)	58.7%(5)
Jiao Wang	25,500,000(5)	58.7%(5)
Officers and directors as a group (5 persons)	25,770,000	59.3%

_________________

(1)	Unless otherwise specified, the address of each person listed is c/o Capital Resource Funding, Inc., 1 Hutan Street, Zhongshan District, Dalian, P.R. China.

(2)	As used herein, a person is deemed to be the “beneficial owner” of a security if he or she has or shares voting or investment power with respect to such security, or has the right to acquire such ownership within sixty (60) days. As used herein, “voting power” includes the power to vote or to direct the voting of shares, and “investment power” includes the power to dispose or to direct the disposition of shares, irrespective of any economic interest therein.

(3)	Except as otherwise indicated by footnote, the persons named in the table have sole voting and investment power with respect to all Common Stock beneficially owned by them.

(4)	Percentage ownership for a given individual or group is calculated on the basis of (i) the amount of outstanding shares owned as of February 28, 2007 plus, (ii) the number of shares that such individual or group has the right to acquire within sixty (60) days pursuant to options, warrants, conversion privileges or other rights, if applicable.

(5)	This includes 9,500,000 shares owned by Mr. Bin Wang, our President and Chief Executive Officer, 8,000,000 shares owned by Ms. Zhi Li, Mr. Bin Wang’s spouse, and 8,000,000 shares owned by Ms. Jiao Wang, Mr. Wang’s daughter.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

        The following table sets forth the names and ages of our directors and executive officers and of the positions and offices held with us, and the period during which each served in such positions and offices. Each director and executive officer serves for a term of one (1) year and until his successor is duly elected and qualified.

        The following sets forth information concerning our current Directors, nominees and executive officers, the principal positions held by such persons and the date such persons became a Director, nominee or executive officer. The Directors serve one year terms or until their successors are elected. We do not have standing audit, nominating or compensation committees or committees performing similar functions for the Board of Directors. During the fiscal year ended May 31, 2006, the Board of Directors held no formal meetings while David Koran, Laura Karan, Richard Koran and Steve Moore were the directors.

Name	Age	Position	Date of Incumbency
Mr. Wang, Bin	42	President, Chief Executive Officer, and Chairman of the Board	September 30, 2006
Mr. Wang, Yu Long	43	Vice President	October 30, 2006
Ms. Liu, Ming Fen	55	Chief Financial Officer	September 30, 2006
Ms. Li, Zhi	36	Director	September 30, 2006
Ms. Wang, Jiao	23	Director	September 30, 2006

Mr. Wang Bin - President and Chief Executive Officer

        Mr. Wang serves as our President and Chief Executive Officer and as a Director of the Board. Since 2000, Mr. Wang has served as the President of DLX. He received his Bachelor degree from Harbin University of Science and Technology with a major in Business Management. Mr. Wang is an economist with strong experience in business management, and he is the founder of Da Lian Xin Yang High-Tech Development Company Ltd., a company dedicated to industrial investment, high technology, utilities, real estate, and education.

Mr. Wang, Yu Long —Vice President

        Mr. Wang serves as our Vice President. Since 1999, Mr. Wang has served in various capacities at DLX. Since 2002, Mr. Wang has served as the Vice President where he was in charge of production, R&D, and sales management, from 2000 to 2002, he acted as the assistant to the Chairman, and from 1999 to 2000, he was the Director of marketing. He obtained his bachelors degree in Business Administration from Heilongjiang University.

Ms. Liu, Ming Fen —Chief Financial Officer

        Ms. Liu serves as our Chief Financial Officer of the Company. Since 2004, Ms. Liu has been the Chief Financial Officer of DLX. Prior to that, in 2003, Ms Liu was the financial manager of Sun Group Investment Company. From 2001 and 2002, Ms. Liu served as the financial supervisor for the Dalian Chemical Industry Group, a chemical fertilizer plant. She is a Certified Public Accountant in China and earned her bachelors degree in finance from Dongbei Finance & Economics University. Ms. Liu has extensive experience in financial regulations, company management, and raising capital.

Ms. Li, Zhi – Director

        Ms. Li serves as a Director of our Board. Since 2000, Ms. Li has also been a Director of DLX. Prior to that, she worked in the accounting department of a state-owned company. She is a Certified Public Accountant in China and graduated from the Heilongjiang Commerce College, where she majored in Accounting.

        Ms. Li is married to Mr. Wang, the President, Chief Executive Officer and Director of the Company.

Ms. Wang, Jiao — Director

        Ms. Wang serves as a Director of our Board. Since 2003, Ms. Wang has also been a Director of DLX. Ms. Wang graduated from Dongbei Finance & Economics University, where she majored in Administrative Management. Ms. Wang is skilled in marketing strategy and management.

        Ms. Wang is the daughter of Mr. Wang Bin and Ms Li Zhi.

Director Independence

        None of the directors are independent directors as defined in the Nasdaq Marketplace Rules. Currently, we do not have audit, compensation, and/or nominating committees.

EXECUTIVE COMPENSATION

        The following table shows the total compensation that we paid to our chief executive officer for the last two fiscal years. This position was occupied by Mr. David Koran from February 2004 through September 29, 2006 and Mr. Wang Bin from September 30, 2006 to the current date. Therefore, for purposes of this disclosure, Mr. Koran was our only “named executive officer” in fiscal 2006 and 2005

        We were not a reporting company pursuant to section 13(a) or 15(d) of the Exchange at any time during the fiscal year ended May 31, 2006, nor were we required to provide any executive compensation information in response to a Commission filing requirement for the fiscal years ended May 31, 2006 and 2005.

        Mr. Koran did not receive any compensation during the fiscal years ended May 31, 2006 and 2005.

        From February 2004, inception, through May 31, 2006, we have not issued any stock options.

DESCRIPTION OF SECURITIES

        The following description is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

        We are authorized to issue 100,000,000 shares of common stock, with a par value of $.00000005 per share. As of February 28, 2007, there were 43,422,971 shares of common stock issued and outstanding. All shares of common stock outstanding are validly issued, fully paid and non-assessable.

        Subject to the provisions of our Bylaws, each outstanding share entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

        Shares of our own stock owned by us, directly or indirectly, through a subsidiary corporation or otherwise, shall not be counted in determining the total number of shares entitled to vote, except that shares held in a fiduciary capacity may be voted and shall be counted to the extent provided by law.

        Shares of our common stock are not subject to preemptive rights. The holders of shares of common stock shall have no preemptive right to purchase or have offered to them for purchase any of such authorized but unissued shares, or any shares of preferred stock, common stock or other equity securities issued or to be issued by us.

        Subject to the preferential and other dividend rights applicable to preferred stock, the holders of shares of common stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared on the common stock by our Board of Directors at any time or from time to time out of any funds legally available therefor.

Convertible Preferred Stock

        We are authorized to issue 10,000,000 shares of convertible preferred stock with a par value of $.00000005 per share. The preferred stock is convertible to common stock at a ratio of ten shares of common stock for each share of preferred stock.

        All shares of preferred stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed and determined by our Board of Directors and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. The preferred stock shall have voting rights over the voting rights of common stock as established by the Board of Directors.

        As of February 28, 2007, there were no convertible preferred shares issued and outstanding. If issued, our preferred shares may include certain shareholder privileges to be determined by our board of directors such as cumulative dividend payments and conversion features.

MARKET FOR OUR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

The Market for Our Common Stock

        Our shares of common stock, par value $0.00000005 per share, are quoted on the Nasdaq OTC Bulletin Board under the trading symbol “CRFU” where they have traded since September 2006. The following table sets forth the high and low bid prices for our common stock as reported on the OTC Bulletin Board. These prices reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not necessarily represent actual transactions.

	Year Ended May 31, 2007		Year Ended May 31, 2006(2)		Year Ended May 31, 2005(2)

	High	Low	High	Low	High	Low
First Quarter	N/A	N/A	N/A	N/A	N/A	N/A
Second Quarter	$2.25(1)	$0.25 (1)	N/A	N/A	N/A	N/A
Third Quarter	$0.75	$0.19	N/A	N/A	N/A	N/A
Fourth Quarter	N/A	N/A	N/A	N/A	N/A	N/A

_________________

        As reported by Bloomberg.

(1)	Information provided beginning September 7, 2006, the day we began trading on the OTC Bulletin Board.

(2)	Information not provided, because we did not begin trading on the OTC Bulletin Board until September 7, 2006.

        On February 28, 2007, the closing price for our common stock, as reported by the OTC Bulletin Board, was $0.75 per share and there were 640 shareholders of our common stock of record. However, we believe that there are additional beneficial owners of our common stock who own their shares in “street name.”

Dividend Policy

        We have not paid any cash dividends since our inception and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We expect to retain our earnings, if any, to provide funds for the expansion of our business. Future dividend policy will be determined periodically by the Board of Directors based upon conditions then existing, including our earnings and financial condition, capital requirements, and other relevant factors.

Equity Compensation Plans

        There were no equity compensation plans effective as of May 31, 2006.

RELATED PARTY TRANSACTIONS

Related Party Transactions

        On February 28, 2007, we completed the Exchange pursuant to the Agreement. Under the Agreement, the DLX Shareholders, who now own an aggregate of approximately 93% of our common stock outstanding, received (1) 9,500,000 shares of our common stock from Mr. Koran, our former President and Chief Executive Officer and a Director at the time we entered into the Agreement, for $600,000, and (2) an additional 30,000,000 shares of our newly issued stock in exchange for a 70% interest in DLX, now our subsidiary.

        On July 18, 2006, DLX purchased $258,784 in raw materials from the Sun Group High Technology Development Co., Ltd, the former parent company to DLX.

        From 2004 through 2006, DLX loaned the Sun Group High Technology Development Co., Ltd, the former parent company to DLX, $683,587 in the form of an unsecured, non-interest bearing loan, repayable within 12 months.

Parent Holdings

        We do not have a parent company that owns voting securities or controls our business.

Transactions with Promoters

        See “Recent Sales of Unregistered Securities” below.

LEGAL PROCEEDINGS

        Currently, we are not a party to any ongoing or pending legal proceeding.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

Previous Principal Independent Accountants

        On January 11, 2007, we dismissed Traci J. Anderson, CPA as our principal independent accountants, effective as of January 2007 and engaged Zhong Yi (Hong Kong) C.P.A. Company Ltd. as our new principal independent accountants to perform procedures related to our financial statements for the fiscal year ending May 31, 2007, to be included on our Form 10-KSB under Section 13(a) or 15(d) under the Exchange Act of 1934, as amended, and for the fiscal quarterly reports, beginning with the quarter ending February 28, 2007. As described below, the change in our principal independent accountants was not the result of any disagreement with Traci J. Anderson, CPA. In January 2007, pursuant to approval by management and the Board of Directors, we dismissed Traci J. Anderson, CPA as our principal independent accounting firm. Management and the Board of Directors at that time participated in and approved the decision to change principal independent accounts. Our financial statements for the period beginning February 2, 2004, date of inception, through May 31, 2006 were prepared by Traci J. Anderson, CPA.

        Traci J. Anderson, CPA’s reports on the financial statements for the period from February 2, 2004 through May 31, 2006, did not contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope, or accounting principles, except that the reports contained an explanatory paragraph indicating that substantial doubt exists about our ability to continue as a going concern.

        During the periods beginning February 2, 2004 through May 31, 2006, we have had no disagreements with Traci J. Anderson, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Traci J. Anderson, CPA would have caused it to make reference to the subject matter of any such disagreements in their reports on the financial statement for the periods ended May 31, 2005 and 2006.

        We requested that Traci J. Anderson, CPA furnish a letter addressed to the Securities and Exchange Commission stating that it is not in a position to agree or disagree with the above statements. A copy of the letter, dated January 12, 2007, was filed as Exhibit 16 to our Current Report on Form 8-K filed with the SEC on January 24, 2007.

New Principal Independent Accountants

        Effective January 12, 2007, our Board of Directors engaged Zhong Yi (Hong Kong) C.P.A. Company Ltd. as our new independent registered public accounting firm. During the period from February 2, 2004, the date of inception, through January 11, 2007, we did not consult with Zhong Yi (Hong Kong) C.P.A. Company Ltd. regarding (i) the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered on our financial statements, or any written or oral advice that was an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement.

RECENT SALES OF UNREGISTERED SECURITIES

Capital Resource Funding, Inc.

        On or about June 23, 2004, we increased our authorized common shares to 100,000,000, kept the par value at $.001 per share at the time and forward split our common stock 20,000 for 1. As a result, Mr. Koran’s 500 shares were exchanged for 10,000,000 of our common shares. In addition, we authorized 10,000,000 shares of convertible preferred stock to be issued, par value of $.001. Each one of these shares is convertible into ten common shares. On March 14, 2005, we amended our articles of incorporation to change the par value per share of our common stock and convertible preferred stock to $.00000005.

        On June 23, 2004, we entered into a Financial Advisory Services Agreement with Greentree Financial Group, Inc. Under the terms of the agreement, Greentree Financial Group, Inc. has agreed to use its best efforts to assist us in having our common stock publicly traded. In exchange for the following services, we have paid Greentree Financial Group, Inc., 490,000 shares of our common stock and $10,000 cash for:

•	Assistance with the preparation of our Form SB-2 registration statement;

•	State Blue-Sky compliance;

•	Selection of an independent stock transfer agent; and

•	Edgar services.

        The common shares issued were valued at the estimated value for the services received which was $122,500, or $0.25 per share.

        The shares issued to Greentree Financial Group, Inc. were issued in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, inasmuch as Greentree Financial Group, Inc. is a sophisticated investor which is able to bear the financial risk of its investment, it was provided with access to information about us and there was no general solicitation or advertising in connection with the offering. In addition, Greentree Financial Group, Inc. is an “accredited investor” within the meaning of the Securities Act of 1933, as amended.

        In connection with this agreement, we promised to pay $40,000 (representing $38,835 principal and $1,165 interest or approximately 6% per annum) to Greentree Financial Group, Inc. The 6-month, nonassumable promissory note with Greentree Financial Group, Inc. was signed on June 24, 2004.

        On or about February 2, 2004, we sold 500 pre-split shares (10,000,000 post-split) of stock to our President at the time, David Koran for $100 pursuant to an offering that was exempt under Section 4(2) of the Securities Act.

        On or about December 22, 2004, we issued the following shares of common stock to three of our officers at the time, as compensation for services rendered: Laura Koran, Chief Financial Officer, 150,000 shares; Steven Moore, Chief Operating Officer, 75,000 shares; and Richard Koran, Vice President, 75,000 shares. All three issuances were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

        In January 2007, we issued 1,000,000 shares of common stock to Greentree Financial Group, Inc. as compensation for services rendered which were valued at $300,000. This issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

Da Lian Xin Yang High-Tech Development Co. Ltd.

        On June 6, 2005, DLX issued 94.8% of ownership interests in DLX in exchange for $13,126,609 cash, paid by the Sun Group High Technology Development Co., Ltd, DLX’s former parent, and Mr. Li Zhi, and Ms. Wang Jiao, currently Directors on our Board.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

General Corporation Law

        We are incorporated in North Carolina. Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act (the “NCBCA”) contain provisions prescribing the extent to which directors and officers shall or may be indemnified. Section 55-8-51 of the NCBCA permits a corporation, with certain exceptions, to indemnify a present or former director against liability if (i) the director conducted himself or herself in good faith, (ii) the director reasonably believed (x) that the director’s conduct in the director’s official capacity with the corporation was in its best interests and (y) in all other cases the director’s conduct was at least not opposed to the corporation’s best interests, and (iii) in the case of any criminal proceeding, the director had no reasonable cause to believe the director’s conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjusted liable to the corporation or in connection with a proceeding charging improper personal benefit to the director in which the director was adjudged liable. The above standard of conduct is determined by the board of directors, or a committee or special legal counsel or the shareholders as prescribed in Section 55-8-55.

        Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation to indemnify a director or officer for reasonable expenses incurred in the defense of any proceeding to which the director or officer was a party when the director or officer is wholly successful in the director’s or officer’s defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if the director or officer is adjudged fairly and reasonably so entitled under Section 55-8-54. In addition, Section 55-8-57 permits a corporation to provide for indemnification of directors, officers, employees or agents, in its articles of incorporation or by-laws or by contract or resolution, against liability in various proceedings, provided that the corporation may not indemnify such person against liability to be clearly in conflict with the best interests of the corporation. In addition, a corporation may purchase and maintain insurance policies on behalf of these individuals whether or not the corporation would have the power to indemnify them against the same liability.

        The foregoing is only a general summary of certain aspects of North Carolina law dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes, which contain detailed specific provisions regarding the circumstances under which and the person for whose benefit indemnification shall or may be made.

Charter Documents

        Our articles of incorporation provide that the personal liability of our officers, directors, employees, and agents shall be limited and that we will indemnify such persons for any losses to the fullest extent permitted by North Carolina law.

        Our bylaws provide for indemnification of each person (including the heirs, executors, administrators, or estate of such person) who is or was director and officer of the corporation to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorneys’ fees, arising out of his or her status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. We may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs, and expenses, whether or not we would have the legal power to indemnify them directly against such liability.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

1.	Unaudited financial statements of Capital Resource Funding, Inc. for the six months ended November 30, 2006 and 2005. (Incorporated by reference from the Form 10-QSB for the quarter ended November 30, 2006 of Capital Resource Funding, Inc., filed with the Commission on January 18, 2007.)

2.	Audited financial statements of Da Lian Xin Yang High-Tech Development Co., Ltd. for the eight months ended August 31, 2006 and the years ended December 31, 2005 and 2004. (Incorporated by reference from the Form 8-K of Capital Resource Funding, Inc., filed with the Commission on November 28, 2006.)

(b)	Pro Forma Financial Information

        The unaudited pro forma balance sheet data is not significant because of the lack of operating assets and liabilities of Capital Resource Funding, Inc. The pro forma results of operations, assuming the acquisition were completed at the beginning of the reporting period, had little effect on revenues because Capital Resource Funding, Inc. did not have material revenues. Although such pro forma results would have caused our net income to decrease, such decrease is not material because of the de minimis operating losses reported by Capital Resource Funding, Inc.

(c)	Exhibits

Exhibit Number	Exhibit Description	Footnote Reference

3.1.3	Articles of Amendment to Articles of Incorporation dated May 14, 2005	*

10.1	Plan of Exchange dated September 6, 2006 by and among Capital Resource Funding, Inc.,	(1)
Da Lian Xin Yang High-Tech Development Co. Ltd., the shareholders of Sun Group, and David Koran.

10.2	Escrow Agreement by and among Capital Resource Funding, Inc., David Koran,
Da Lian Xin Yang High-Tech Development Co., Ltd., the Shareholders of Da Lian Xin
	Yang High-Tech Development Co., Ltd., and Greentree Financial Group, Inc.	*

10.3	Lock-up Agreement with David Koran date September 7, 2006.	*

10.4	Lock-up Agreement with Laura Koran date September 7, 2006.	*

10.5	Lock-up Agreement with Richard Koran date September 7, 2006.	*

*	Filed herewith.

(1)	Incorporated by reference from the Information Statement on Form 14F-1 of Capital Resource Funding, Inc. filed with the Securities and Exchange Commission on October 2, 2006.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2007

CAPITAL RESOURCE FUNDING, INC.

By: /s/ Bin Wang
Name: Bin Wang
Title: President and Chief Executive Officer